Exhibit 99.1

FOR IMMEDIATE RELEASE
Royal Caribbean Group provides business update and reports on third quarter 2020

MIAMI – October 29, 2020 – Royal Caribbean Group (NYSE: RCL) today reported financial results for the third quarter of 2020 and commented on the business considering the global COVID-19 pandemic.

Third Quarter 2020
On March 13, 2020 and due to the COVID-19 pandemic, the Company voluntarily suspended its global cruise operation. The Company resumed limited cruise operations outside of the U.S. in July with three vessels from TUI cruises and two vessels from Hapag Lloyd, and in September, for a limited period, with one Silversea ship.

The Company reported US GAAP Net Loss for the third quarter of 2020 of $(1.3) billion or $(6.29) per share compared to US GAAP Net Income of $883.2 million or $4.20 per share in the prior year. The Company also reported Adjusted Net Loss of $(1.2) billion or $(5.62) per share for the third quarter of 2020 compared to Adjusted Net Income of $896.8 million or $4.27 per share in the prior year. The Net Loss and Adjusted Net Loss for the quarter are the result of the impact of the COVID-19 pandemic on the business.

Business Update

The Company continues to work with government and health authorities across the globe to address the unique public health challenges posed by COVID-19 and expects to re-start its global cruise operation in a phased manner. Recently, the Company received approval to sail from the Singaporean Government. As a result, the Company anticipates that Quantum of the Seas, a ship from the Royal Caribbean International fleet, will resume cruising from Singapore in December 2020.

These initial cruises will most likely take place with reduced guest occupancy, modified itineraries and enhanced health protocols developed in collaboration with governments and health authorities.

Health and Safety Protocols

In June 2020, the Company together with Norwegian Cruise Line Holdings Ltd. formed a panel of globally recognized medical and scientific experts named the Healthy Sail Panel (“HSP”). The HSP has spent the last months studying how to better protect the health and safety of guests and crew aboard cruise ships as well as the communities they serve. Through research and its relevant experience, the HSP concluded that cruising can prudently resume operations in a measured and controlled manner even during the pandemic with a robust set of science-backed protocols. To this end, the panelists have identified 74 recommendations across five focus areas. On September 21, 2020, the HSP submitted its recommendations to the Centers for Disease Control and Prevention (“CDC”) in response to a CDC request for public comment that will be used to inform future public health guidance and preventative measures relating to travel on cruise ships.

"The work of the Healthy Sail Panel has been thorough and comprehensive. We are grateful for its enormous dedication and passion, which has resulted in what has quickly become the seminal document in this arena. We are also grateful for the time the CDC and their observers have spent on this important topic with the Healthy Sail Panel,” said Richard D. Fain, Chairman and CEO. “We understand the importance of getting this right and are preparing to put these plans to the test with a gradual and methodical return to service in the near future.”

Update on Liquidity Actions and Ongoing Uses of Cash

Given the current environment, the Company continues to prioritize and bolster its liquidity, working to ensure it is well positioned for recovery. Since the last earnings call, the Company has taken further actions to enhance its liquidity, preserve cash and obtain additional financing. Among these latest efforts, the Company highlighted a $700M increase in liquidity through a 12-month commitment for a senior guaranteed 364-day facility and an approximate $1.15 billion increase in liquidity through a combination of a convertible bond issuance and a common stock public offering.

The Company estimates its cash burn to be, on average, in the range of approximately $250 million to $290 million per month during a prolonged suspension of operations. This range includes all interest expenses, ongoing ship operating expenses, administrative expenses, hedging costs, expected necessary capital expenditures (net of committed financings in the case of newbuilds) and excludes cash refunds of customer deposits, commissions, debt obligations and cash inflows from new and existing bookings. When the Company starts returning its fleet into service, it will incur incremental spend as it brings the ships out of their various levels of layup, returns the crew to the vessels, takes the necessary steps to ensure compliance with the recommended protocols and restarts its sales and marketing activities.

“We continue to aggressively manage our spend and take opportunistic actions to bolster our financial position," said Jason T. Liberty, executive vice president and CFO. “Moreover, we are optimistic that with the gradual resumption of cruise operations, our cash flow from operations will sequentially improve, driven by an increase in the inflow of customer deposits.”

Liquidity and Financing Arrangements
As of September 30, 2020, the Company had liquidity of approximately $3.7 billion, including $3.0 billion in cash and cash equivalents and a $0.7 billion commitment from the 364-day facility, compared to $4.1 billion as of June 30, 2020. During the month of October 2020, the Company raised an additional $1.15 billion through a combination of convertible notes and the public offering of common stock, further improving its liquidity position.

The total cash spend for the third quarter was approximately $1.1 billion, mainly driven by ship operating expenses. These expenses sequentially declined each month within the quarter as the fleet achieved the desired levels of layup by end of August 2020. Our cash burn rate for the quarter was consistent with our previously announced range when excluding cash refunds of customer deposits, commissions, debt obligations, cash inflows from new and existing bookings and fees and collateral postings related to our financing and hedging activities.

The Company noted that as of September 30, 2020, the scheduled debt maturities for the remainder of 2020 and 2021, are $0.3 billion and $1.3 billion, respectively.

Interest expense for the fourth quarter of 2020 is expected to be in the range of $270 million to $275 million.

Capital Expenditures and Capacity Updates
The expected capital expenditures for the fourth quarter of 2020 and full year 2021 are $0.5 billion and $2.1 billion, respectively. These expenditures are mostly related to newbuild projects which have committed financing. As it relates to 2020, capital expenditures include Silver Moon to be delivered this week. For 2021, they include the delivery of Odyssey of the Seas during the first quarter and now they include the delivery of Silver Dawn during the fourth quarter which we had previously expected to be delayed to 2022.

COVID-19 has impacted shipyard operations which has resulted in delivery delays for newbuilds. The exact duration of the ship delivery delays is currently under discussion with the impacted shipyards.

Fuel Expense
As of September 30, 2020, the Company had hedged approximately 53%, 39%, 24% and 5% of its total projected metric tons of fuel consumption for the remainder of 2020, 2021, 2022 and 2023, respectively. The current suspension of our cruise operations due to the COVID-19 pandemic resulted in reductions to our forecasted fuel consumption. As of September 30, 2020, we had outstanding fuel swaps of 113,700 and 96,450 metric tons maturing in 2020 and 2021, respectively, that no longer hedge our forecasted fuel consumption. For the remainder of 2020, 2021, 2022 and 2023, the annual average cost per metric ton of the fuel swap portfolio is approximately $396, $435, $514 and $580, respectively.

2020 Outlook

The Company’s operation is still subject to the impact of COVID-19. Consequently, the Company cannot estimate its near or longer-term financial or operational results with reasonable certainty. Notwithstanding the foregoing, the Company expects to incur a net loss on both a US GAAP and adjusted basis for its fourth quarter and the 2020 fiscal year, the extent of which will depend on the timing and extent of the return to service.

2021 Outlook- Update on Bookings

Booking activity for the first half of 2021 is aligned with the Company’s anticipated staggered resumption of cruises. The cumulative booked position for sailings in the second half of 2021 is within historical ranges with prices that are down slightly year-over-year when including the negative yield impact of bookings made with future cruise credits (“FCCs”) and about flat when excluding them. Since our last business update, more than 65% of the 2021 bookings are new and the rest are due to the redemption of FCCs and the “Lift & Shift” program. The Company continues to provide guests who were booked on a suspended sailing with the option to request a refund, to receive an FCC, or to “lift and shift” their booking to the following year.

As of September 30, 2020, the Company had $1.8 billion in customer deposits of which approximately 50% are FCCs and $180 million correspond to fourth quarter 2020 sailings. Approximately 50% of the guests booked on cancelled sailings have requested cash refunds.

CONFERENCE CALL SCHEDULED
The Company has scheduled a conference call at 10 a.m. Eastern Time today. This call can be heard, either live or on a delayed basis, on the Company's investor relations website at www.rclinvestor.com.

Definitions
Selected Operational and Financial Metrics

Adjusted (Loss) Earnings per Share (“Adjusted EPS”)
Represents Adjusted Net (Loss) Income attributable to Royal Caribbean Cruises Ltd. divided by weighted average shares outstanding or by diluted weighted average shares outstanding, as applicable. We believe that this non-GAAP measure is meaningful when assessing our performance on a comparative basis.

Adjusted Net (Loss) Income
Adjusted Net (Loss) Income represents net (loss) income less net income attributable to noncontrolling interest excluding certain items that we believe adjusting for is meaningful when assessing our performance on a comparative basis. For the periods presented, these items included (i) asset impairment and credit losses recorded in 2020 as a result of the impact of COVID-19; (ii) equity investment impairment charges recorded in the first quarter of 2020 as a result of the impact of COVID-19; (iii) currency translation losses recognized in connection with the ships classified as assets held-for-sale and that were subsequently sold, previously chartered to Pullmantur; (iv) the estimated cash refund expected to be paid to Pullmantur guests and other expenses incurred as part of the Pullmantur S.A reorganization ; (v) restructuring charges incurred in relation to the reduction in our U.S. workforce in 2020, the reorganization of our global sales and marketing structure and other initiatives expenses; (vi) the amortization of non-cash debt discount on the $1.15 billion convertible notes; (vii) loss on the extinguishment of debt; (viii) the amortization of the Silversea Cruises intangible assets resulting from the 2018 Silversea Cruises acquisition; (ix) the noncontrolling interest adjustment to exclude the impact of the contractual accretion requirements associated with the put option held by Heritage Cruise Holding Ltd.'s ("Heritage") prior to the July 2020 noncontrolling interest purchase; (x) the change in fair value in the Silversea Cruises contingent consideration; (xi) net insurance recoveries or costs related to the collapse of the drydock structure at the Grand Bahama Shipyard involving Oasis of the Seas; (xii) transaction costs related to the 2018 Silversea Cruises acquisition.

About Royal Caribbean Group
Royal Caribbean Group (NYSE: RCL) is the operating business name for Royal Caribbean Cruises Ltd. Royal Caribbean Group is the owner of four global cruise vacation brands: Royal Caribbean International, Celebrity Cruises, Silversea and Azamara. Royal Caribbean Group is also a 50% owner of a joint venture that operates TUI Cruises and Hapag-Lloyd Cruises. Together, our brands operate 62 ships with an additional 16 on order as of September 30, 2020. Learn more at www.royalcaribbeangroup.com or www.rclinvestor.com.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this release relating to, among other things, our future performance estimates, forecasts and projections constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to: statements regarding revenues, costs and financial results for 2020 and beyond. Words such as “anticipate,” “believe,” “could,” “driving,” “estimate,” “expect,” “goal,” “intend,” “look into,” “may,” “plan,” “project,” “seek,” “should,” “will,” “would,” “considering”, and similar expressions are intended to help identify forward-looking statements. Forward-looking statements reflect management’s current expectations, are based on judgments, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Examples of these risks, uncertainties and other factors include, but are not limited to the following: the impact of the global incidence and spread of COVID-19, which has led to the temporary suspension of our operations and has had and will continue to have a material adverse impact on our business, liquidity and results of operations, or other contagious illnesses on economic conditions and the travel industry in general and the financial position and operating results of our Company in particular, such as: the current and potential additional governmental and self-imposed travel restrictions, the current and potential extension of the suspension of cruises and new additional suspensions, guest cancellations; our ability to obtain sufficient financing, capital or revenues to satisfy liquidity needs, capital expenditures, debt repayments and other financing needs; the effectiveness of the actions we have taken to improve and address our liquidity needs; the impact of the economic and geopolitical environment on key aspects of our business, such as the demand for cruises, passenger spending, and operating costs; incidents or adverse publicity concerning our ships, port facilities, land destinations and/or passengers or the cruise vacation industry in general; our ability to accurately estimate our monthly cash burn rate during the suspension of our operations; concerns over safety, health and security of guests and crew; any protocols we adopt across our fleet relating to COVID-19, such as those recommended by the Healthy Sail Panel, may be costly and less effective than we expect in reducing the risk of infection and spread of COVID-19 on our cruise ships; further impairments of our goodwill, long-lived assets, equity investments and notes receivable; an inability to source our crew or our provisions and supplies from certain places; the incurrence of COVID-19 and other contagious diseases on our ships and an increase in concern about the risk of illness on our ships or when traveling to or from our ships, all of which reduces demand; unavailability of ports of call; growing anti-tourism sentiments and environmental concerns; changes in US foreign travel policy; the uncertainties of conducting business internationally and expanding into new markets and new ventures; our ability to recruit, develop and retain high quality personnel; changes in operating and financing costs; our indebtedness, any additional indebtedness we may incur and restrictions in the agreements governing our indebtedness that limit our flexibility in operating our business, including the significant portion of assets that are collateral under these agreements; the impact of foreign currency exchange rates, interest rate and fuel price fluctuations; the settlement of conversions of our convertible notes, if any, in shares of our common stock or a combination of cash and shares of our common stock, which may result in substantial dilution for our existing shareholders; our expectation that we will not declare or pay dividends on our common stock for the near future; vacation industry competition and changes in industry capacity and overcapacity; the risks and costs associated with protecting our systems and maintaining integrity and security of our business information, as well as personal data of our guests, employees and others; the impact of new or changing legislation and regulations or governmental orders on our business; pending or threatened litigation, investigations and enforcement actions; the effects of weather, natural disasters and seasonality on our business; emergency ship repairs, including the related lost revenue; the impact of issues at shipyards, including ship delivery delays, ship cancellations or ship construction cost increases; shipyard unavailability; the unavailability or cost of air service; and uncertainties of a foreign legal system as we are not incorporated in the United States.

In addition, many of these risks and uncertainties are currently heightened by and will continue to be heightened by, or in the future may be heightened by, the COVID-19 pandemic. It is not possible to predict or identify all such risks.

More information about factors that could affect our operating results is included under the caption “Risk Factors” in our most recent quarterly report on Form 10-Q, as well as our other filings with the SEC, and the captions “Risk Factors” and “Management’s

Discussion and Analysis of Financial Condition and Results of Operations” in our most recent annual report on Form 10-K, as updated by our Current Report on Form 8-K dated May 13, 2020, copies of which may be obtained by visiting our Investor Relations website at www.rclinvestor.com or the SEC’s website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Adjusted Measures of Financial Performance
This press release includes certain adjusted financial measures defined as non-GAAP financial measures under Securities and Exchange Commission rules, which we believe provide useful information to investors as a supplement to our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles, or US GAAP.

The presentation of adjusted financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with US GAAP. These measures may be different from adjusted measures used by other companies. In addition, these adjusted measures are not based on any comprehensive set of accounting rules or principles. Adjusted measures have limitations in that they do not reflect all of the amounts associated with our results of operations as do the corresponding US GAAP measures.

A reconciliation to the most comparable US GAAP measure of all adjusted financial measures included in this press release can be found in the tables included at the end of this press release.

ROYAL CARIBBEAN CRUISES LTD.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(unaudited, in thousands, except per share data)
	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Passenger ticket revenues	$3,204	$2,344,779	$1,487,077	$6,072,599
Onboard and other revenues	(36,892)	842,071	687,590	2,360,649
Total revenues	(33,688)	3,186,850	2,174,667	8,433,248
Cruise operating expenses:
Commissions, transportation and other	(3,321)	488,921	342,632	1,279,010
Onboard and other	6,036	200,656	151,333	510,255
Payroll and related	119,213	263,993	693,480	799,094
Food	5,640	149,621	154,439	436,002
Fuel	53,815	177,677	327,275	519,772
Other operating	127,226	342,170	830,689	1,037,113
Total cruise operating expenses	308,609	1,623,038	2,499,848	4,581,246
Marketing, selling and administrative expenses	246,779	352,725	944,087	1,144,546
Depreciation and amortization expenses	317,139	320,295	961,226	924,180
Impairment and credit losses	89,899	—	1,354,514	—
Operating (Loss) Income	(996,114)	890,792	(3,585,008)	1,783,276
Other expense:
Interest income	5,017	5,625	15,757	21,751
Interest expense, net of interest capitalized	(259,349)	(102,038)	(571,149)	(313,757)
Equity investment (loss) income	(78,013)	103,654	(140,258)	170,393
Other expense	(10,853)	(7,668)	(127,537)	(34,537)
	(343,198)	(427)	(823,187)	(156,150)
Net (Loss) Income	(1,339,312)	890,365	(4,408,195)	$1,627,126
Less: Net Income attributable to noncontrolling interest	7,444	7,125	22,332	21,375
Net (Loss) Income attributable to Royal Caribbean Cruises Ltd.	$(1,346,756)	$883,240	$(4,430,527)	$1,605,751
(Loss) Earnings per Share:
Basic	$(6.29)	$4.21	$(21.01)	$7.67
Diluted	$(6.29)	$4.20	$(21.01)	$7.65

Weighted-Average Shares Outstanding:
Basic	214,163	209,575	210,894	209,477
Diluted	214,163	210,121	210,894	210,032
Comprehensive (Loss) Income
Net (Loss) Income	$(1,339,312)	$890,365	$(4,408,195)	$1,627,126
Other comprehensive income (loss):
Foreign currency translation adjustments	19,071	(15,510)	55,698	(7,683)
Change in defined benefit plans	(3,086)	(12,456)	(16,953)	(22,831)
Gain (loss) on cash flow derivative hedges	66,135	(265,224)	(110,139)	(288,115)
Total other comprehensive income (loss)	82,120	(293,190)	(71,394)	(318,629)
Comprehensive (Loss) Income	(1,257,192)	597,175	(4,479,589)	1,308,497
Less: Comprehensive Income attributable to noncontrolling interest	7,444	7,125	22,332	21,375
Comprehensive (Loss) Income attributable to Royal Caribbean Cruises Ltd.	$(1,264,636)	$590,050	$(4,501,921)	$1,287,122

ROYAL CARIBBEAN CRUISES LTD.

(unaudited, in thousands)
STATISTICS (1)
	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Passengers Carried	1,230	1,728,997	1,261,075	4,926,123
Passenger Cruise Days	5,424	11,863,189	8,653,799	33,746,534
APCD	5,424	10,733,254	8,437,003	31,031,274
Occupancy	100.0%	110.5%	102.6%	108.8%
(1) Due to the three-month reporting lag, we include Silversea Cruises' result of operations from April 1 through June 30 for the quarters ended September 30, 2020 and 2019 and from October 1 through June 30 for the nine months ended September 30, 2020 and 2019.

ROYAL CARIBBEAN CRUISES LTD.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
	As of
	September 30,	December 31,
	2020	2019
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$3,016,788	$243,738
Trade and other receivables, net of allowances of $47,396 and $5,635 at September 30, 2020 and December 31, 2019, respectively	165,225	305,821
Inventories	142,432	162,107
Prepaid expenses and other assets	197,195	429,211
Derivative financial instruments	10,155	21,751
Total current assets	3,531,795	1,162,628
Property and equipment, net	25,362,549	25,466,808
Operating lease right-of-use assets	584,477	687,555
Goodwill	809,471	1,385,644
Other assets, net of allowances of $73,156 and $0 at September 30, 2020 and December 31, 2019, respectively	1,540,518	1,617,649
Total assets	$31,828,810	$30,320,284

Liabilities, Redeemable Noncontrolling Interest and Shareholders’ Equity
Current liabilities
Current portion of debt	$870,027	$1,186,586
Current portion of operating lease liabilities	102,251	96,976
Commercial paper	386,683	1,434,180
Accounts payable	421,023	563,706
Accrued interest	234,375	70,090
Accrued expenses and other liabilities	677,594	1,078,345
Derivative financial instruments	113,474	94,875
Customer deposits	1,820,038	3,428,138
Total current liabilities	4,625,465	7,952,896
Long-term debt	17,633,737	8,414,110
Long-term operating lease liabilities	546,494	601,641
Other long-term liabilities	694,520	617,810
Total liabilities	23,500,216	17,586,457
Redeemable noncontrolling interest	—	569,981
Shareholders’ equity
Preferred stock ($0.01 par value; 20,000,000 shares authorized; none outstanding)	—	—
Common stock ($0.01 par value; 500,000,000 shares authorized; 242,502,983 and 236,547,842 shares issued, September 30, 2020 and December 31, 2019, respectively)	2,425	2,365
Paid-in capital	4,329,557	3,493,959
Retained earnings	6,929,710	11,523,326
Accumulated other comprehensive loss	(869,107)	(797,713)
Treasury stock (27,799,775 and 27,746,848 common shares at cost, September 30, 2020 and December 31, 2019, respectively)	(2,063,991)	(2,058,091)
Total shareholders’ equity	8,328,594	12,163,846
Total liabilities, redeemable noncontrolling interest and shareholders’ equity	$31,828,810	$30,320,284

ROYAL CARIBBEAN CRUISES LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Nine Months Ended September 30,
	2020	2019
Operating Activities
Net (loss) income	$(4,408,195)	$1,627,126
Adjustments:
Depreciation and amortization	961,226	924,180
Impairment and credit losses	1,354,514	—
Net deferred income tax (benefit) expense	(4,586)	4,664
Loss on derivative instruments not designated as hedges	64,541	24,229
Share-based compensation expense	29,871	51,256
Equity investment loss (income)	140,258	(170,393)
Amortization of debt issuance costs	54,887	24,154
Amortization of commercial paper notes discount	7,269	23,583
Amortization of debt discounts and premiums	29,061	265
Loss on extinguishment of secured senior term loan	41,109	6,326
Change in fair value of contingent consideration	(45,126)	10,700
Currency translation adjustment losses	69,044	—
Changes in operating assets and liabilities:
Decrease (increase) in trade and other receivables, net	133,769	(36,682)
Decrease (increase) in inventories	19,675	(13,640)
Decrease in prepaid expenses and other assets	271,315	41,757
(Decrease) increase in accounts payable	(90,306)	51,011
Increase in accrued interest	164,284	50,011
(Decrease) increase in accrued expenses and other liabilities	(87,936)	81,026
(Decrease) increase in customer deposits	(1,608,355)	261,335
Dividends received from unconsolidated affiliates	2,215	148,285
Other, net	(4,789)	(2,125)
Net cash (used in) provided by operating activities	$(2,906,255)	$3,107,068
Investing Activities
Purchases of property and equipment	$(1,573,241)	$(2,341,895)
Cash received on settlement of derivative financial instruments	3,771	6,442
Cash paid on settlement of derivative financial instruments	(139,940)	(86,671)
Investments in and loans to unconsolidated affiliates	(87,943)	(6,889)
Cash received on loans to unconsolidated affiliates	15,581	27,697
Other, net	(6,921)	(1,028)
Net cash used in investing activities	$(1,788,693)	$(2,402,344)

ROYAL CARIBBEAN CRUISES LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Nine Months Ended September 30,
	2020	2019
Financing Activities
Debt proceeds	$12,672,189	$3,080,564
Debt issuance costs	(348,118)	(42,491)
Repayments of debt	(3,430,245)	(3,424,339)
Proceeds from issuance of commercial paper notes	6,765,816	19,807,417
Repayments of commercial paper notes	(7,837,635)	(19,684,288)
Dividends paid	(326,421)	(439,543)
Proceeds from exercise of common stock options	386	1,452
Other, net	(26,210)	(13,681)
Net cash provided by (used in) financing activities	$7,469,762	$(714,909)
Effect of exchange rate changes on cash	$(1,764)	$(937)
Net increase (decrease) in cash and cash equivalents	$2,773,050	$(11,122)
Cash and cash equivalents at beginning of period	243,738	287,852
Cash and cash equivalents at end of period	$3,016,788	$276,730
Supplemental Disclosure
Cash paid during the period for:
Interest, net of amount capitalized	$258,063	$179,497
Non-cash Investing Activities
Notes receivable issued upon sale of property and equipment	$53,419	$—
Purchase of property and equipment included in accounts payable and accrued expenses and other liabilities	$13,603	$—
Non-cash Financing Activities
Purchase of Silversea Cruises non-controlling interest	$592,312	$—
Termination of Silversea Cruises contingent consideration obligation	$17,274	$—

ROYAL CARIBBEAN CRUISES LTD.
NON-GAAP RECONCILING INFORMATION
(unaudited)
Adjusted Net (Loss) Income and Adjusted (Loss) Earnings per Share were calculated as follows (in thousands, except per share data):
	Quarter Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net (Loss) Income attributable to Royal Caribbean Cruises Ltd.	$(1,346,756)	$883,240	$(4,430,527)	$1,605,751
Adjusted Net (Loss) Income attributable to Royal Caribbean Cruises Ltd.	(1,204,350)	896,838	(2,797,335)	1,705,420
Net Adjustments to Net (Loss) Income attributable to Royal Caribbean Cruises Ltd.	$142,406	$13,598	$1,633,192	$99,669
Adjustments to Net (Loss) Income attributable to Royal Caribbean Cruises Ltd.:
Impairment and credit losses (1)	$89,899	$—	$1,354,514	$—
Equity investment impairment (2)	—	—	39,735	—
Currency translation adjustment losses (3)	—	—	69,044	—
Pullmantur reorganization settlement (4)	—	—	21,637	—
Restructuring charges and other initiatives expense (5)	5,720	—	50,745	—
Convertible debt amortization of debt discount (6)	17,750	—	21,934	—
Loss on extinguishment of debt (7)	774	—	41,109	6,326
Amortization of Silversea Cruises intangible assets resulting from the 2018 Silversea Cruises acquisition (8)	3,069	3,069	9,207	9,207
Noncontrolling interest adjustment (9)	25,715	8,508	72,331	43,082
Change in fair value of the Silversea contingent consideration (8)	(521)	—	(45,126)	10,700
Net insurance recoveries of Oasis of the Seas incident (10)	—	2,021	(1,938)	29,168
Transaction costs related to the 2018 Silversea Cruises acquisition (8)	—	—	—	1,186
Net Adjustments to Net (Loss) Income attributable to Royal Caribbean Cruises Ltd.	$142,406	$13,598	$1,633,192	$99,669

(Loss) Earnings per Share - Diluted	$(6.29)	$4.20	$(21.01)	$7.65
Adjusted (Loss) Earnings per Share - Diluted	(5.62)	4.27	(13.26)	8.12
Net Adjustments to (Loss) Earnings per Share	$0.67	$0.07	$7.75	$0.47

Adjustments to (Loss) Earnings per Share:
Impairment and credit losses (1)	$0.42	$—	$6.43	$—
Equity investment impairment (2)	—	—	0.19	—
Currency translation adjustment losses (3)	—	—	0.33	—
Pullmantur reorganization settlement (4)	—	—	0.10	—
Restructuring charges and other initiatives expense (5)	0.03	—	0.24	—
Convertible debt amortization of debt discount (6)	0.08	—	0.10	—
Loss on extinguishment of debt (7)	—	—	0.20	0.03
Amortization of Silversea Cruises intangible assets resulting from the 2018 Silversea Cruises acquisition (8)	0.02	0.02	0.04	0.04
Noncontrolling interest adjustment (9)	0.12	0.04	0.34	0.20
Change in fair value of the Silversea contingent consideration (8)	—	—	(0.21)	0.05
Net insurance recoveries of Oasis of the Seas incident (10)	—	0.01	(0.01)	0.14
Transaction costs related to the 2018 Silversea Cruises acquisition (8)	—	—	—	0.01
Net Adjustments to (Loss) Earnings per Share	$0.67	$0.07	$7.75	$0.47

Weighted-Average Shares Outstanding - Diluted	214,163	210,121	210,894	210,032

(1)Represents asset impairment and credit losses recorded in 2020 as a result of the impact of COVID-19.
(2)Represents equity investment asset impairment, primarily for our investment in Grand Bahama Shipyard, recorded in the first quarter of 2020 as a result of the impact of COVID-19.
(3)Represents currency translation losses recognized in connection with the ships classified as assets held-for-sale and that were subsequently sold, previously chartered to Pullmantur.
(4)Represents estimated cash refunds expected to be paid to Pullmantur guests and other expenses incurred as part of the Pullmantur S.A reorganization.
(5)Represents restructuring charges incurred in relation to the reduction in our U.S. workforce in 2020 and the reorganization of our international sales and marketing structure and other initiatives expenses.
(6)Represents the amortization of non-cash debt discount on the $1.15 billion convertible notes.
(7)In 2020, represents the loss on the extinguishment of the $2.2 billion Senior Secured Term Loan. In 2019, represents the loss on the extinguishment of the $700 million 364-day loan related to the 2018 Silversea Cruises acquisition and the remaining balance of the unsecured term loan originally incurred in 2010 to purchase Allure of the Seas.
(8)Related to the 2018 Silversea Cruises acquisition.
(9)Adjustment made to exclude the impact of the contractual accretion requirements associated with the put option held by the Silversea Cruises noncontrolling interest prior to the July 2020 noncontrolling interest purchase.
(10)Amount includes net insurance recoveries related to the collapse of the drydock structure at the Grand Bahama Shipyard involving Oasis of the Seas.

Investor Relations contact: Carola Mengolini
Email: cmengolini@rccl.com

Media contact: Jonathon Fishman
Email: corporatecommunications@rccl.com
18